Exhibit (e)(8)(xiii)

AMENDMENT NO. 12

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA ADVISORS, LLC – CLASS IB SHARES

AMENDMENT NO. 12 to the Amended and Restated Distribution Agreement (“Amendment No. 12”), dated as of May 1, 2009, between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Advisors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The Trust and the Distributor have determined to add the following new Portfolios to the Agreement on the terms and conditions contained in the Agreement:

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

AXA Growth Strategy Portfolio

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2.	Name Changes: The following Portfolios’ names shall be changed as follows:

Current Name	New Name
AXA Defensive Strategy Portfolio	AXA Conservative Strategy Portfolio
EQ/AllianceBernstein Common Stock Portfolio	EQ/Common Stock Index Portfolio
EQ/Evergreen International Bond Portfolio	EQ/Global Bond PLUS Portfolio
EQ/Franklin Income Portfolio	EQ/AXA Franklin Income Core Portfolio
EQ/Franklin Small Cap Value Portfolio	EQ/AXA Franklin Small Cap Value Core Portfolio
EQ/Franklin Templeton Founding Strategy Portfolio	EQ/AXA Franklin Templeton Founding Strategy Core Portfolio
EQ/Marsico Focus Portfolio	EQ/Focus PLUS Portfolio
EQ/Mutual Shares Portfolio	EQ/AXA Mutual Shares Core Portfolio
EQ/Templeton Growth Portfolio	EQ/AXA Templeton Growth Core Portfolio
EQ/Van Kampen Emerging Markets Equity Portfolio	EQ/Global Multi-Sector Equity Portfolio

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.

EQ ADVISORS TRUST		AXA ADVISORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Andrew McMahon
Name:	Steven M. Joenk	Name:	Andrew McMahon
Title:	President and Chief Executive Officer	Title:	Chairman

SCHEDULE A

AMENDMENT NO. 12

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio (formerly, AXA Defensive Strategy Portfolio)

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

Crossings Aggressive Allocation Portfolio

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Franklin Income Core Portfolio (formerly EQ/Franklin Income Portfolio)

EQ/AXA Mutual Shares Core Portfolio (formerly, EQ/Mutual Shares Portfolio)

EQ/AXA Franklin Small Cap Value Core Portfolio (formerly, EQ/Franklin Small Cap Value Portfolio)

EQ/AXA Franklin Templeton Founding Strategy Core Portfolio (formerly, EQ/Franklin Templeton Founding Strategy Portfolio)

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/AXA Templeton Growth Core Portfolio (formerly, EQ/Templeton Growth Portfolio)

EQ/BlackRock Basic Value Equity Portfolio (formerly, EQ/Mercury Basic Value Equity)

EQ/BlackRock International Value Portfolio (formerly, EQ/Mercury International Value)

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio (formerly, EQ/AllianceBernstein Common Stock Portfolio)

EQ/Core Bond Index (formerly, EQ/JPMorgan Core Bond Portfolio)

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen Omega Portfolio

EQ/Focus PLUS Portfolio (formerly, EQ/Marsico Focus Portfolio)

EQ/Global Bond PLUS Portfolio (formerly, EQ/Evergreen International Bond Portfolio)

EQ/Global Multi-Sector Equity Portfolio (formerly, EQ/Van Kampen Emerging Markets Equity Portfolio)

EQ/Intermediate Government Bond Index Portfolio (formerly, EQ/AllianceBernstein Intermediate Government Securities Portfolio)

EQ/International Core PLUS Portfolio (formerly, MarketPLUS International Core Portfolio)

EQ/International ETF Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio (formerly, MarketPLUS Large Cap Core Portfolio)

EQ/Large Cap Growth Index Portfolio (formerly, EQ/AllianceBernstein Large Cap Growth Portfolio)

EQ/Large Cap Growth PLUS Portfolio (formerly, MarketPLUS Large Cap Growth Portfolio)

EQ/Large Cap Value Index Portfolio (formerly, EQ/Legg Mason Value Equity Portfolio)

EQ/Large Cap Value PLUS Portfolio (formerly, EQ/AllianceBernstein Value Portfolio)

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Mid Cap Index Portfolio (formerly, EQ/FI Mid Cap Portfolio)

EQ/Mid Cap Value PLUS Portfolio (formerly, MarketPLUS Mid Cap Value Portfolio)

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Quality Bond PLUS Portfolio (formerly, EQ/AllianceBernstein Quality Bond Portfolio)

EQ/Small Company Index Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III